                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement of Pride International, Inc. on Form S-4 (Registration Nos. 333-66644 and 333-66644-01) of our report dated March 27, 2002 on our audits of the consolidated financial statements of Pride International, Inc. as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, which report is included in this Annual Report on Form 10-K.


                                          PricewaterhouseCoopers LLP

Houston, Texas
April 1, 2002